PARTICIPATION AGREEMENT

                                  By and Among

                             OCC ACCUMULATION TRUST

                                       And

              EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                       And

                              OCC DISTRIBUTORS LLC
                                       And

                               OPCAP ADVISORS LLC


                  THIS AGREEMENT, made and entered into this day of _________ 2002 by and among EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a ________ Corporation (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as the "Account"), OCC ACCUMULATION TRUST, an open-end diversified management investment company organized under the laws of the State of Massachusetts (hereinafter the "Fund"), OPCAP ADVISORS LLC, a Delaware limited liability company (hereinafter the "Adviser") and OCC DISTRIBUTORS LLC, a Delaware limited liability company (hereinafter the "Underwriter").

                  WHEREAS, the Fund engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (the Company and such other insurance companies being hereinafter "Participating Insurance Companies"); and

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                  WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

                  WHEREAS, the Fund has obtained an order from the Securities & Exchange Commission (alternatively referred to as the "SEC" or the "Commission"), dated February 22, 1995 (File No. 812-9290), granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

                  WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                  WHEREAS, the Company has registered or will register interests in the Account funding certain variable life contracts (the "Contracts") under the 1933 Act; and

                  WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of New York to set aside and invest assets attributable to, among others, the Contracts; and

                  WHEREAS, the Company has registered the Account as a unit investment trust under the 1940 Act; and

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                  WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

                  WHEREAS, the Adviser is registered as an investment adviser the SEC under the Investment Advisers Act of 1940, as amended (hereinafter the "Investment Advisers Act"); and

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios named in Schedule 2 on behalf of the Account to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

                  NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, Adviser and the Underwriter agree as follows:

ARTICLE I.   SALE OF FUND SHARES

                  1.1. The Fund and the Underwriter agree to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

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                  1.2. The Company shall pay for Fund shares on the next
Business Day after it places an order to purchase Fund shares in accordance with
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. Upon receipt by the Fund or its designee of federal funds so wired such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                  1.3. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio. If the Board refuses to sell shares to the Company, the Company shall have the right to terminate this Agreement in accordance with section 10.1(b) of this Agreement.

                  1.4. The Fund, Adviser and the Underwriter agree that shares of the Fund will be sold only to (i) Participating Insurance Companies and their separate accounts; and (ii) qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the contracts Prior to the commencement of sales to any such entity referred to in clause (ii) above (other than a sale to the Adviser or its affiliate in compliance with Treasury Regulation 1.875-5(f)(3)(ii) under the Internal Revenue Code), the Underwriter or the Adviser

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agrees to perform a review of such entity appropriate under the circumstances.
Such review may include seeking certifications from the entity regarding the tax status of the plan and any other relevant information. No shares of any Portfolio will be sold to the general public.

                  1.5. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Article VII, Sections 1.6, 2.1, 2.2, 3.1, 4.1, 4.2, 4.7, 5.1, 8.1, and 8.3 of this Agreement are in effect to govern such sales. The Fund shall make available upon written request from the Company (i) a list of all other Participating Insurance Companies and (ii) a copy of the Participation Agreement executed by any other Participating Insurance Company.

                  1.6. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company, except that the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund agrees to notify the Company if it intends to delay payment of redemption

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proceeds in accordance with its rights under Section 22(e),. After redemption proceeds are received by the Company, neither the Fund nor the Underwriter shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone shall be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

                  1.7. The Company agrees to purchase and redeem the shares of the portfolios of the Fund named in Schedule 2 (hereinafter "Portfolio" or "Portfolios") offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus, provided that such provisions are also consistent with the terms of this Agreement. One net order for the Portfolio shall be submitted by the Company to the Trust or its designee. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust, as appropriate, shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios.

                  1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for the Account or the appropriate sub account of the Account. The Fund shall notify the Company by 4:00 p.m. on the each business day of the number of Shares of the Portfolio that are held under the Contracts.

                  1.9. The Fund shall furnish notice to the Company as soon as reasonably practicable, but no later than two business days prior to any described action, of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the dividend rate per share promptly (but no later than 4:00 p.m. on the same business day that such dividend or distribution is made).

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                  1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:50 p.m., Eastern Time, each business day. In the event that the Fund is unable to meet the 5:50 time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal of the additional time which the Fund takes to make the net asset value available to the Company. In the event of an error in a Portfolio's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Trustees consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of the Account (a "Pricing Error"), the Adviser shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing within two business days. In such event, the Fund shall recompute all Account share transactions that were based on the Pricing Error and credit or debit the Account's account such that the Account has the same number of the Portfolio's shares as if all those transactions had been correctly priced. The Adviser shall reimburse the Fund for (a) any loss resulting from that fact that any Participating Insurance Company or other owner of the Portfolio's shares has an insufficient number or amount of shares remaining in its account to make a correcting adjustment for any over payment to such owner by the Portfolio due to the Pricing Error, unless the Fund is able to collect any such deficiency from such owner and (b) any other material liabilities and expenses that a Portfolio incurs as a result of the Pricing Error. If, as a result of the Pricing Error, the Company has paid out to a contractowner or beneficiary, or a contractowner has transferred to a different option under the Contract, an amount in excess of what that person should have

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received, the Adviser shall reimburse the Company for the excess amount upon receipt from the Company of an invoice or other statement documenting such excess payments. In addition, in the event that the Pricing Error causes the Company to incur any costs for re-processing values under Contracts, such as preparing and mailing revised statements to contractowners, the Adviser shall reimburse the Company for all such reasonable costs and expenses upon receipt from the Company of an invoice or other statement documenting such costs and expenses. Notwithstanding anything else in this Section 1.10, neither the Fund, any Portfolio, the Adviser, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Underwriter.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

                  2.1. The Company represents and warrants that interests in the Account funding the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statement under the 1933 Act for the interests in the Account and the registration statement under the 1940 Act for the Account from time to time as required in order to affect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts

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for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

                  2.2. The Company represents that it believes that the Contracts are currently and at the time of issuance will be treated as variable life insurance contracts under applicable provisions of the Internal Revenue Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                  2.3. The Fund and the Adviser each represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Adviser or the Underwriter.

                  2.4 The Fund and the Adviser each represents and warrants that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. In the event that a Portfolio fails to so qualify, the Company shall have the right to terminate this arrangement in accordance with Section 10.1 (b), which right shall be in addition to any other rights that the Company has.

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                  2.5. The Fund and the Adviser each represents and warrants that each Portfolio's investment objectives, policies and restrictions comply and will continue to comply with applicable state and federal investment laws as they may apply to the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws and regulations of any state. The Company alone shall be responsible for informing the Fund of any insurance restrictions imposed by state insurance laws which are applicable to the Portfolio. The Fund and the Adviser will use reasonable efforts to comply with the state insurance laws that apply to them as a result of the availability of the Portfolio to contractowners pursuant to this Agreement, provided that the Company shall inform them in writing of any such state insurance laws. To the extent feasible and consistent with market conditions, the Portfolio will adjust investments practices to comply with the aforementioned state insurance laws upon written notice from the Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Fund shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

                  2.6. The Fund represents and warrants that it currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board of Trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                  2.7. The Underwriter represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc., ("NASD") and is registered as a broker-dealer with the SEC. The Underwriter further represents and warrants that it will sell and

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distribute the Fund shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

                  2.8. The Fund and Adviser each represents and warrants that the Fund is lawfully organized and is and will continue to be validly existing under the laws of Massachusetts and that it does and will comply with all applicable provisions of the 1940 Act.

                  2.9. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser will perform its obligations to the Fund in accordance with the laws of Massachusetts and any applicable state and federal securities laws.

                  2.10. The Fund, Adviser and Underwriter each represents and warrants that all of their directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
                  2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage. The Company further represents and warrants that said fidelity bond. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

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                  2.12 The Adviser represents and warrants that, to the best of its knowledge, the investment management fees paid by the Portfolio do not constitute a breach of fiduciary duty under the 1940 Act.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

                  3.1 The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Fund's current prospectus (which term as used in this Agreement shall also include any supplements thereto) as the Company may reasonably request for use with prospective contractowners and applicants. The Underwriter shall print and distribute, at the Fund's or Underwriter's expense, as many copies of said prospectus as necessary for distribution to existing contractowners or participants and provide same to Company on a timely basis such that Company can satisfy its obligation to provide the prospectus to existing contractowners or participants, as required by law. If requested by the Company in lieu thereof, the Fund shall provide such documentation including a final copy of a current prospectus set in type or at the request of the Company, as a diskette in the form sent to the financial printer, at the Fund's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together in one document. In such case the Fund shall bear its share of expenses as described above.

                  3.2 The Fund's prospectus shall state that the Statement of Additional Information ("SAI", which term, as used in this Agreement shall include any supplement thereto) for the Fund is available from the Underwriter (or, in the Fund's discretion, the prospectus shall state that such SAI is available from the Fund), and the Underwriter (or the Fund) shall provide

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such SAI, at its expense, to the Company and to any owner of or participant under a Contract who requests such SAI or, at the Company's expense, to any prospective contractowner or applicant who requests such SAI.

                  3.3 The Fund shall provide the Company with information regarding the Fund's expenses, (including information that is legally required to be included in the prospectus for the Account) which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided, (which in the case of the prospectus fee table, will be in a form requested by the Company of the Fund and shall be provided to the Company no later than March 1 of each calendar year for the prior calendar year). The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund, except to the extent such modification is required by law, regulation or form upon which the Account is registered with the SEC.

                  3.4. The Fund, at its expense, shall provide the Company with copies of its voting instructions, proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require and the Fund shall bear the costs of distributing them to existing contractowners or participants.

                  3.5.  If and to the extent required by law the Company shall:

                        (i) solicit voting instructions from contract owners or participants;

                        (ii) vote the Fund shares held in the Account in accordance with instructions received from contractowners or participants; and

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                        (iii)  vote Fund shares held in the Account for
                               which no timely instructions have been
                               received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's contractowners or participants;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require "pass-through" voting privileges for variable contractowners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies as those procedures are provided to the Company by the Adviser.

                  3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular as required, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

                  4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material in which the Fund or the Fund's adviser or the Underwriter is named, at least fifteen days prior to its use. No such material shall be used if the Fund or the Underwriter reasonably objects in writing to such use within fifteen days after receipt of such material.

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                  4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Underwriter, except with the permission of the Fund or the Underwriter. The Fund and the Underwriter agree to respond to any request for approval within 15 days of receipt of the request.

                  4.3. The Fund, the Adviser and the Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its the Account is named, at least fifteen days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within fifteen days after receipt of such material.

                  4.4 The Fund. the Adviser and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to contractowners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval within 15 days of receipt of the request.

                 4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other

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promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolio or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
                  4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                  4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

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ARTICLE V.  FEES AND EXPENSES

                  5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Currently, no such payments are contemplated.

                 5.2. All expenses incidental to performance by the Fund of this Agreement shall be paid by the Fund to the extent permitted by law. All
Fund shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, Fund voting instructions, proxy materials and reports, setting in type, printing and distributing the prospectuses, the voting instructions, proxy materials and reports to existing shareholders and contractowners, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

                5.3. In accordance with the Letter Agreement between the Company and the Adviser, the Adviser will pay to the Company certain amounts to appropriately recognize the relative rights and responsibilities of the parties hereto.

ARTICLE VI. DIVERSIFICATION

                6.1. The Adviser and Fund each represents and warrants that the Portfolio will at all times invest its assets in such a manner as to ensure that the Contracts will be treated as

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variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Adviser and the Fund each represents and warrants that the Portfolio will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5(b) and (f), relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations (and any revenue rulings, revenue procedures, notices and other published announcements of the Internal Revenue Service interpreting these sections) as if those requirements applied separately to the Portfolio. In the event of a breach of this Article VI by the Fund, and in addition to other remedies and actions set forth in this Agreement, the Fund will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Treasury Regulation 1.817-5.

                  6.2. Without limiting their obligations under Section 6.1 above, the Fund and Adviser each represent and warrant that the Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code, that they will operate each such Regulated Investment Company in such a way as to avoid the imposition of any federal taxes, and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII.   POTENTIAL CONFLICTS

                  7.1. The Fund Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Fund Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board shall consist of persons who are not "interested" persons of the Fund.

                  7.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. As set forth in the Mixed and Shared Funding Exemptive Order, the Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are disregarded. The Fund Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

                  7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested Directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
(1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and rein-vesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contractowners or variable life insurance contractowners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

                  7.4. If the Company's disregard of voting instructions could conflict with the majority of contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account. Any such withdrawal and termination must take place within 60 days after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such 60 day period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

                  7.5. If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account. Any such withdrawal and termination must take place within 60 days after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such 60 day period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
                  7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Adviser be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners materially adversely affected by the irreconcilable material conflict.

                  7.7. The Company shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Fund Board.
                  7.8. If and to the extent that Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

                  8.1.  Indemnification By The Company

                  (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser and the Underwriter, and each of their directors, officers, employees or agents and each person, if any, who controls, is controlled by, or is under common control with, the Fund, the Adviser or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements that are related to the sale, holding, acquisition or distribution of the Shares or the Contracts and:

                 (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Account registration statement, Account prospectus or Account SAI or contained in the Account's or Contract's sales literature or other promotional material (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of any indemnified party, or approved for use by or on behalf of any indemnified party for use in the Account registration statement, Account prospectus or Account SAI or in the Contract's or Account's sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale, holding, acquisition or distribution of the Contracts or Fund shares; or

                (ii) arise out of or as a result of statements or
                     representations wrongful conduct of the Company or persons under its control, with respect to the sale, holding, acquisition or distribution of the Contracts or Fund shares, provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of any indemnified party, or approved for use by or on behalf of any indemnified party for use in the Account registration statement, Account prospectus or Account SAI or in the Contract's or Account's sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale, holding, acquisition or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue
                     statement of a material fact contained in the Fund registration statement, Fund prospectus, Fund SAI or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control reasonably believed by the Fund, the Adviser or the Underwriter to be authorized to act on its behalf under this Agreement; or

                (iv) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                 (v) arise out of any material breach of any covenant,
                     representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

                   (b) No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification or due to the breach of any representation, warranty, and/or covenant made by the indemnified party.

                  (c) The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance, sale, holding, acquisition or distribution of the Fund shares, the Account or the Contracts or the operation of the Fund for which indemnification may be sought under this section 8.1.

                  8.2.  Indemnification By the Adviser

                   (a) The Adviser, agrees to indemnify and hold harmless the Company, its directors, officers, employees or agents and each person, if any, who controls, is controlled by, or is under common control with, the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements that are related to the sale, holding, acquisition or distribution of the Shares or the Contracts and:

                  (i) arise out of or are based upon any untrue
                      statements or alleged untrue statements of any material fact contained in the Fund registration statement, Fund prospectus or Fund SAI or sales literature or other promotional material for the Fund, the Adviser or the Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, Underwriter or Fund by or on behalf of the Company for use in the Fund registration statement, Fund prospectus or Fund SAI or in sales literature or other promotional material of the Fund, Underwriter or Adviser (or any amendment or supplement thereto) or otherwise for use in connection with the sale, acquisition, holding or distribution of the Contracts or Fund shares; or

                 (ii) arise out of or as a result of statements or
                      representations or wrongful conduct by or on behalf of the Adviser, the Underwriter or the Fund or persons under their control authorized to act on their behalf with regard to this Agreement with respect to the sale, acquisition, holding or distribution of the Contracts or Fund shares, provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of any indemnified party, or approved for use by or on behalf of any indemnified party for use in the Fund registration statement, Fund prospectus or Fund SAI or in the Fund's or Adviser's sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale, holding, acquisition or distribution of the Contracts or Fund shares; or

                (iii) arise out of any untrue statement or alleged untrue
                      statement of a material fact contained in an Account registration statement Account prospectus, or Account SAI or sales literature or other promotional material covering the Account or the Contract (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, the Underwriter or the Fund or persons under their control and reasonably believed by the Company to be authorized to act on their behalf under this Agreement; or

                (iv) arise as a result of any failure by the Fund, the Underwriter or the Adviser to provide the services and furnish the materials or to make any payments under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements and procedures related thereto specified in Section 1.4 and/or Article VI of this Agreement in which case, (1) the damages recoverable under this indemnity shall, without limitation include any cost the Company reasonably incurs in working out any settlement or closing agreement with the Internal Revenue Service (IRS) in order that holders of the Contracts not be taxed currently on gains thereunder, together with any related settlement payments or penalties required of the

                      Company by the IRS, and (2) any such penalties or settlement payments shall not be subject to approval by the Adviser, the Fund or the Underwriter under this Section ); or

                (v) arise out of or result from any material breach of any covenant, representation and/or warranty made by the Adviser, the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Underwriter or the Fund;

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Adviser may otherwise have. If a Portfolio's net asset value is materially and adversely affected by any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) that are incurred by or charged against the Fund and that arise out of are based on any of the circumstances set forth in sub-paragraphs (i)-(v) of this Section 8.2(a), and if the Company elects to give credits or make payments to its customers to reasonably offset the negative impact thereof on their Contract values, the amount of such credits and payments shall be reimbursable to the Company under this Section 8.2, and such credits and payments shall not be deemed to be a "settlement" for purposes of this
Section 8.2(a).

              (b) No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification, or due to the breach of any representation, warranty, and/or covenant made by the indemnified party.

             (c) The indemnified parties will promptly notify the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance, holding, acquisition or sale of the for which indemnification may be sought pursuant to this Section 8.2.

8.3       Indemnification By the Underwriter

             (a) To the extent that the Adviser does not or is not required to indemnify the Company or the Fund, pursuant to Section 8.3, the Underwriter, on its own behalf and on behalf of the Fund, agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls, is controlled by, or is under common control with, the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation ( including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements that are related to the sale, holding, acquisition or distribution or the Shares or the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Fund registration statement, Fund prospectus or Fund SAI or sales literature or other promotional material of the Fund, or the Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter, Adviser or Fund by or on behalf of the Company for use in the Fund registration statement, Fund prospectus or Fund SAI or in sales literature or other promotional material of the Fund or the Underwriter (or any amendment or supplement thereto) or otherwise for use in connection with the sale, acquisition, holding or distribution of the Contracts or Fund shares; or

           (ii) arise out of or as a result of statements or representations or wrongful conduct of the Underwriter or the Fund, with respect to the sale, acquisition, holding or distribution of the Contracts or Fund shares, provided that this agreement to indemnify and hold harmless shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or in the Underwriter's sales literature or other promotional material (or any amendment or supplement to same) or on behalf of any indemnified party for use in connection with the sale, holding, acquisition or distribution of the Contracts or Fund shares; or

          (iii) arise out of any untrue statement or alleged true statement of a material fact contained in an Account registration statement, Account prospectus, Account, SAI or Contract or Account sales literature or other promotional material (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or the Fund or persons under their control and reasonably believed by the Company to be authorized to act on their behalf under this Agreement; or

          (iv) arise as a result of any failure by Fund or the Underwriter to provide the services and furnish the materials or to make payments under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements and procedures related thereto specified in Section 1.4 and/or Article VI of this in which case, (1) the damages recoverable under this indemnity shall, without limitation include any cost the Company reasonably incurs in working out any settlement or closing agreement with the Internal Revenue Service (IRS) in order that holders of the Contracts not be taxed currently or gains thereunder, together with any related settlement payments or penalties required of the Company by the IRS, and (2) any such penalties or settlement payment shall not be subject to approval by the Underwriter under this Section) or

           (v) arise out of or result from any material breach of any covenant, representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund;

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Underwriter may otherwise have.

                   (b) No indemnified party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification or due to the breach of any representation, warranty, and/or covenant made by the indemnified party.

                  (c) The indemnified parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account for which indemnification may be sought under this section 8.1.

                  8.4.  Indemnification Procedure

                  Any person obligated to provide indemnification under this
Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this
Article VIII ("indemnified party" for the purpose of this Section 8.4) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action (which approval shall not be unreasonably withheld). After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  A successor by law of a party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.  APPLICABLE LAW

                  9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.
                  9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION


                  10.1.  This Agreement shall terminate as to any Portfolio:
(a) at the option of any party upon 90 days' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

                         (b) at the option of the Company if shares of the
Portfolio are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

                         (c) at the option of the Fund upon institution of
formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

                         (d) at the option of the Company  upon  institution  of
formal proceedings against the Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Fund's or the Underwriter's ability to perform its obligations under this Agreement; or

                           (e) at the option of the Company or the Fund, and if
so required, upon receipt of anynecessary regulatory approvals and/or the vote of the s having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give at least 90 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace a Portfolio's shares; The Fund will give at least 90 days prior written notice to the Company of the date of any proposed vote or other action taken to replace a Portfolio's shares; or

                        (f) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all contractowners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement; or

                        (g) at the option of the Company if a Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Portfolio may fail to so qualify; or

                        (h) at the option of the Company if the Portfolio fails to meet the requirements specified in Article VI hereof; or


                        (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

                        (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company as it relates to the selling, administration or maintenance of the Contracts; or

                      (k) at the option of the Fund, Adviser or Underwriter, if the Fund, Adviser or Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, Adviser or Underwriter; or

                      (l) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law in all material respects. In case of termination under this sub-paragraph, the Fund shall provide the Company with 120 days' notice of termination of this Agreement, unless the Fund, the Adviser or the Underwriter determines, in good faith, that the continued offering of shares to the Company will increase the potential liability of any party, in which case the Fund shall provide the Company with 90 days' notice.

               10.2.  Notice Requirement

                     (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

                     (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(b) - (d) or 10.1(g) - (i), 10.1(l) prompt written notice of the election to terminate for cause shall be furnished by the terminating party the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

                     (c) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the terminating party to the non-terminating parties.

Such prior written notice shall be given by the terminating party this Agreement to the non-terminating parties at least 30 days before the effective date of termination, provided that such termination will not be effective if the circumstances giving rise to the notice are cured prior to the termination date. It shall be in the discretion of the party otherwise entitled to terminate this Agreement to determine whether any such circumstance has been sufficiently cured.
                  10.3. It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.
                  10.4.   Effect of Termination

                          (a)  Notwithstanding  any  termination  of this
Agreement pursuant to Section 10.1 of this Agreement, and subject to
Section 1.3 of this Agreement, the Company may require the Fund and the Underwriter to, continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Portfolio, redeem investments in the Portfolio and/or invest in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                         (b) If shares of a Portfolio  continue to be made
available after termination of this Agreement pursuant to this Section
10.4, the provisions of this Agreement shall remain in effect except for Section
10.1 (a) and thereafter the Fund, the Underwriter, the Adviser or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, the Adviser or Underwriter, must be at least 120 days.

                  10.5. Except as necessary to implement contractowner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent contractowners from allocating payments to a Portfolio that was otherwise available under the Contracts, until 90 days after the Company shall have notified the Fund or Underwriter of its intention to do so. Nothing in this paragraph 10.5 is intended to restrict the Company's ability to deduct fees and charges associated with the Contracts.

ARTICLE XI.  Notices


         Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund:

                  Stephen J. Treadway
                  Chairman
                  OCC Accumulation Trust
                  1345 Avenue of the Americas
                  New York, NY 10105

         Cc:      Legal Department
                  Francis C. Poli, Esq.
                  OpCap Advisors LLC
                  1345 Avenue of the Americas
                  New York, NY 10105

                  If to the Adviser:

                  Michael Zuckerman, Esq.
                  Vice President
                  OpCap Advisors LLC
                  1345 Avenue of the Americas
                  New York, NY 10105

                  If to the Company:

                  Steven Joenk
                  Senior Vice President
                  Funds Management Group
                  Equitable Life Insurance Company
                  1290 Avenue of the Americas
                  New York, NY  101014


         cc:      Rosemarie Albrizio
                  Vice President
                  Controllers
                  Equitable Life Insurance Company
                  1290 Avenue of the Americas
                  New York, NY  101014


                  If to the Underwriter:

                  Francis C. Poli.
                  Executive Vice President
                  OCC Distributors LLC

                  1345 Avenue of the Americas
                  New York, NY 10105

ARTICLE XII.  MISCELLANEOUS


                  12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Fund Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                  12.2. Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

                  12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                  12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                  12.6. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

                  12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                  12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
                  12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund.

                   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date and year first written above.


                                  Company:


                                  EQUITABLE LIFE ASSURANCE SOCIETY OF
                                  THE UNITED STATES


SEAL                              By: ______________________________

                                  Fund:


                                  OCC ACCUMULATION TRUST



                                  By: ______________________________

                                  Underwriter:


                                  OCC DISTRIBUTORS LLC



                                  By: ______________________________

                                  Adviser:

                                  OPCAP ADVISORS LLC



                                  By: ______________________________

                                   SCHEDULE 1

                             Participation Agreement
                                      Among
        OCC Accumulation Trust, OCC Distributors LLC, OpCap Advisors LLC
            and Equitable Life Assurance Society of the United States


         The following separate accounts of Equitable Life Assurance Society of the United States are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Separate Account FP


June 27, 2002

                                   SCHEDULE 2

                             Participation Agreement
                                      Among
        OCC Accumulation Trust, OCC Distributors LLC, OpCap Advisors LLC
            and Equitable Life Assurance Society of the United States



         The Separate Account(s) shown on Schedule 1 may invest in the following Portfolios of the OCC Accumulation Trust:

PIMCO Renaissance Portfolio